EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Shares of Semper Paratus Acquisition Corporation, a Cayman Islands exempted company, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated July 27, 2023.

CITADEL SECURITIES LLC		CITADEL ADVISORS LLC

By:	/s/ Guy Miller	By:	/s/ Noah Goldberg
	Guy Miller, Authorized Signatory		Noah Goldberg, Authorized Signatory

CITADEL SECURITIES GROUP LP		CITADEL ADVISORS HOLDINGS LP

By:	/s/ Guy Miller	By:	/s/ Noah Goldberg
	Guy Miller, Authorized Signatory		Noah Goldberg, Authorized Signatory

CITADEL SECURITIES GP LLC		CITADEL GP LLC

By:	/s/ Guy Miller	By:	/s/ Noah Goldberg
	Guy Miller, Authorized Signatory		Noah Goldberg, Authorized Signatory

KENNETH GRIFFIN

		By:	/s/ Noah Goldberg
Noah Goldberg, attorney-in-fact*

*	Noah Goldberg is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Zentalis Pharmaceuticals Inc. on April 9, 2020.